UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K/A

(Amendment No. 1)

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 23, 2016

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CREATIVE LEARNING CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-52883	20-4456503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, Suite 113 St. Augustine, FL	32095
(Address of Principal Executive Offices)	(Zip Code)

(904) 824-3133

(Registrant’s telephone number, including area code)

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Creative Learning Corporation (the “Company”) with the Securities and Exchange Commission on January 27, 2016 (the “Initial Filing”) to report Brian Pappas’ resignation as a director of the Company, and is being filed pursuant to Item 5.02(a)(3)(iii) of Form 8-K as Mr. Pappas has provided a response to the Initial Filing. The information contained in this Current Report on Form 8-K/A supplements the information contained in Items 5.02 and 9.01 of the Initial Filing. Otherwise, the Initial Filing is hereby incorporated herein by reference in its entirety.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2016, the Company received a letter from Mr. Pappas setting forth Mr. Pappas’ response to the Company’s description of the circumstances of his resignation as a director contained in the Initial Filing. A copy of such letter is attached hereto as Exhibit 17.3 and is incorporated herein by reference. The Company does not agree with the statements contained in Mr. Pappas’ letter, and believes that its description of the circumstances of Mr. Pappas’ resignation, as set forth in the Initial Filing, is accurate.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

17.3	Letter from Brian Pappas to the Company’s board of directors, dated January 27, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: January 28, 2016
CREATIVE LEARNING CORPORATION

	By:	/s/ Rod Whiton
Name: Rod Whiton
Title: Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

17.3	Letter from Brian Pappas to the Company’s board of directors, dated January 27, 2016.